AMENDED AND RESTATED BYLAWS
                                       OF
                               KNBT BANCORP, INC.

                                    ARTICLE I
                                     OFFICES

         1.1 Registered Office and Registered Agent. The registered office of KNBT Bancorp, Inc. ("Corporation") shall be located in the Commonwealth of Pennsylvania at such place as may be fixed from time to time by the Board of Directors upon filing of such notices as may be required by law, and the registered agent shall have a business office identical with such registered office.

         1.2 Other Offices. The Corporation may have other offices within or outside the Commonwealth of Pennsylvania at such place or places as the Board of Directors may from time to time determine.


                                   ARTICLE II
                             SHAREHOLDERS' MEETINGS

         2.1 Place of Meetings. All meetings of the shareholders shall be held at such place within or outside the Commonwealth of Pennsylvania as shall be determined by the Board of Directors.

         2.2 Annual Meetings. The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year on such date and time as may be determined by the Board of Directors and stated in the notice of such meeting.

         2.3 Organization and Conduct. Each meeting of the shareholders shall be presided over by the President, or if the President is not present, by the Chairman of the Board or any Executive Vice President or such other person as the directors may determine. The Secretary, or in his absence any Assistant Secretary or temporary Secretary, shall act as secretary of each meeting of the shareholders. In the absence of the Secretary, Assistant Secretary and any temporary Secretary, the chairman of the meeting may appoint any person present to act as secretary of the meeting. The chairman of any meeting of the shareholders, unless prescribed by law or regulation or unless the Board of Directors has otherwise determined, shall determine the order of the business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussions as shall be deemed appropriate by him in his sole discretion.

         2.4      Notice.


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         (a) Written notice of every meeting of shareholders  shall be given by, or at the direction of, the Secretary of the Corporation or other authorized person to each shareholder of record entitled to vote at the meeting at least
(i) ten days prior to the day named for a meeting that will consider a fundamental change under Chapter 19 of the Pennsylvania Business Corporation Law ("BCL"), or any successor thereto, or (ii) five days prior to the day named for a meeting in any other case. A notice of meeting shall specify the place, day and hour of the meeting, and in the case of a special meeting, the general nature of the business to be transacted thereat, as well as any other information required by law.

         (b) When a meeting of shareholders is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the Board of Directors fixes a new record date for the adjourned meeting or notice of the business to be transacted is required to be given by applicable law and such notice previously has not been given.

         2.5 Record Date. The Board of Directors may fix in advance a record date for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, such date to be not more than 90 days and not less than (i) ten days in the case of a meeting that will consider a fundamental change under Chapter 19 of the BCL, or any successor thereto, or (ii) five days in the case of a meeting for any other purpose, prior to the date of the meeting established by the Board of Directors.

         2.6 Voting List. The officer or agent having charge of the transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order, with the address of and number of shares held by each. The list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

         2.7      Quorum.  Except as otherwise required by law:

         (a) The presence of shareholders entitled to vote at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at a meeting of shareholders shall constitute a quorum for the purposes of consideration and action on the matter.

         (b) The shareholders present at a duly organized meeting can continue to do business until adjournment notwithstanding the general withdrawal of enough shareholders to leave less than a quorum.


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         2.8      Voting of Shares.

         (a) Except as otherwise provided in these Bylaws or to the extent that voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation, each shareholder, on each matter submitted to a vote at a meeting of shareholders, shall have one vote for each share of stock registered in his name on the books of the Corporation.


         (b) Except as otherwise provided by law, the Corporation's Articles of Incorporation or paragraph (c) of this Section 2.8, any corporate action to be taken by vote of the shareholders of the Corporation shall be authorized by receiving the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon and, if any shareholders are entitled to vote thereon as a class, upon receiving the affirmative vote of a majority of the votes cast by shareholders entitled to vote as a class.

         (c) Directors are to be elected by a plurality of votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. If, at any meeting of the shareholders, due to a vacancy or vacancies or otherwise, directors of more than one class of the Board of Directors are to be elected, each class of directors to be elected at the meeting shall be elected in a separate election by a plurality vote.

         2.9 Proxies. Every shareholder entitled to vote at a meeting of shareholders may authorize another person to act for him by a proxy duly executed by the shareholder or his duly authorized attorney-in-fact. Without limiting the manner in which a shareholder may authorize another person or persons to act for him as proxy, a shareholder may grant such authority in the manner specified in Section 1759(b) of the BCL (or any successor thereto). The presence of, or vote or other action at a meeting of shareholders, by a proxy of a shareholder shall constitute the presence of, or vote or other action by, the shareholder for all purposes. No proxy shall be valid after three years from the date of execution unless a longer time is expressly provided therein.

         2.10     Shareholder Proposals.

         (a) At an annual meeting of shareholders, only such new business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the annual meeting by, or at the direction of, (a) the Board of Directors or (b) any shareholder of the Corporation who complies with all the requirements set forth in this Section 2.10.


         (b) Proposals, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Section 2.10. For shareholder proposals to be included in the Corporation's proxy materials, the shareholder must comply with all the timing and informational requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended ("Exchange Act") (or any successor regulation), whether or not the Corporation's common stock is registered under the Exchange Act. With respect to shareholder proposals to be considered at the annual meeting of shareholders but not included in the Corporation's proxy materials, the shareholder notice shall be delivered to, or mailed and received at, the principal executive offices of the Corporation not later than (x) 120 days prior to the anniversary date of the initial mailing of proxy materials or of a notice of the meeting by the Corporation in connection with the immediately preceding annual meeting of shareholders of the Corporation or (y), with respect to the first annual meeting of shareholders of the Corporation, which is expected to be held in April 2004, notice must be provided by December 15, 2003. Such shareholder's notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting (1) a description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (2) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business and, to the extent known, any other shareholders known by such shareholder to be supporting such proposal, (3) the class and number of shares of the Corporation's stock which are Beneficially Owned (as defined in Section
3.12 (d) hereof) by the shareholder submitting the notice, by any Person who is Acting in Concert with or who is an Affiliate or Associate of such shareholder (as such capitalized terms are defined in Section 3.12 (d) hereof), by any Person who is a member of any group with such shareholder with respect to the Corporation stock or who is known by such shareholder to be supporting such proposal on the date the notice is given to the Corporation, and by each Person who is in control of, is controlled by or is under common control with any of the foregoing Persons (if any of the foregoing Persons is a partnership, corporation, limited liability company, association or trust, information shall be provided regarding the name and address of, and the class and number of shares of Corporation stock which are Beneficially Owned (as defined in Section 3.12(d) hereof) by, each partner in such partnership, each director, executive officer and shareholder in such corporation, each member in such limited liability company or association, and each trustee and beneficiary of such trust, and in each case each Person controlling such entity and each partner, director, executive officer, shareholder, member or trustee of any entity which is ultimately in control of such partnership, corporation, limited liability company, association or trust), (4) the identification of any person retained or to be compensated by the shareholder submitting the proposal, or any person acting on his or her behalf, to make solicitations or recommendations to shareholders for the purpose of assisting in the passage of such proposal and a brief description of the terms of such employment, retainer or arrangement for compensation, and (5) any material interest of the shareholder in such business.


         (c) The Board of Directors may reject any shareholder proposal not timely made in accordance with the terms of this Section 2.10. If the Board of Directors, or a designated committee thereof or other authorized individual, determines that the information provided in a shareholder's notice does not satisfy the information requirements of this Section 2.10 in any material respect, the Secretary of the Corporation or a duly authorized representative of the Corporation shall promptly notify such shareholder of the deficiency in the notice. The shareholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time not to exceed five days from the date such deficiency notice is given to the shareholder as the Board of Directors or such committee or other authorized individual shall reasonably determine. If the deficiency is not cured within


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such period,  or if the Board of Directors or such committee or other authorized
individual   determines  that  the  additional   information   provided  by  the
shareholder, together with information previously provided, does not satisfy the requirements of this Section 2.10 in any material respect, then the Board of
Directors  may  reject  such  shareholder's   proposal.  The  Secretary  of  the
Corporation or a duly authorized representative of the Corporation shall notify a shareholder in writing whether his proposal has been made in accordance with the time and informational requirements of this Section 2.10. Notwithstanding the procedures set forth in this paragraph, if neither the Board of Directors nor such committee or other authorized individual makes a determination as to the validity of any shareholder proposal, the presiding officer of the annual
meeting  shall   determine  and  declare  at  the  annual  meeting  whether  the shareholder proposal was made in accordance with the terms of this Section 2.10. If the presiding officer determines that a shareholder proposal was made in accordance with the terms of this Section 2.10, he shall so declare at the annual meeting and ballots shall be provided for use at the meeting with respect to any such proposal. If the presiding officer determines that a shareholder proposal was not made in accordance with the terms of this Section 2.10, he shall so declare at the annual meeting and any such proposal shall not be acted upon at the annual meeting.

         (d) This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees of the Board of Directors, but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated, filed and received as herein provided.

         2.11     Judges of Election.

         (a) For each meeting of shareholders, the Board of Directors may appoint judges of election, who need not be shareholders, to act at the meeting or any adjournment thereof. If judges of election are not so appointed, the presiding officer of the meeting may, and on the request of any shareholder shall, appoint judges of election at the meeting. The number of judges shall be one or three. A person who is a candidate for office to be filled at the meeting shall not act as a judge.

         (b) The judges of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. The judges of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.


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


                                   ARTICLE III
                               BOARD OF DIRECTORS

         3.1 Number and Powers. The business affairs of the Corporation shall be managed under the direction of a Board of Directors of not less than 9 nor more than 25, as set from time to time by resolution of the Board of Directors. Directors need not be shareholders or residents of the Commonwealth of Pennsylvania. In addition to the powers and authorities expressly conferred upon it by these Bylaws and the Articles of Incorporation, all such powers of the Corporation as are not by statute or by the Corporation's Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders, may be exercised by or under the authority of the Board of Directors.


         3.2 Classification, Terms and Qualifications. The classification and terms of the directors shall be as set forth in the Corporation's Articles of Incorporation, which provisions are incorporated herein with the same effect as if they were set forth herein. No person shall be eligible for election, reelection, appointment or reappointment to the Board of Directors if such person is 75 years of age or older.

         3.3 Vacancies. All vacancies on the Board of Directors shall be filled in the manner provided in the Corporation's Articles of Incorporation, which provisions are incorporated herein with the same effect as if they were set forth herein.

         3.4 Removal of Directors. Directors may be removed in the manner provided in the Corporation's Articles of Incorporation, which provisions are incorporated herein with the same effect as if they were set forth herein.

         3.5 Regular Meetings. Regular meetings of the Board of Directors or any committee may be held without notice at the principal place of business of the Corporation or at such other place or places, either within or outside the Commonwealth of Pennsylvania, as the Board of Directors or such committee, as the case may be, may from time to time appoint or as may be designated in the notice of the meeting. A regular meeting of the Board of Directors shall be held without notice immediately after the annual meeting of shareholders.

         3.6  Special Meetings.

                  (a) Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, the President or by a majority of the authorized number of directors, to be held at the principal place of business of the Corporation or at such other place or places as the Board of Directors or the person or persons calling such meeting may from time to time designate. Notice of all special meetings of the Board of Directors shall be given to each director at least twenty-four (24) hours prior to such meeting if notice is given in person or by telephone, telegraph, telex, facsimile or other electronic transmission and at least five (5) days prior to such meeting if notice is given in writing and delivered by courier or by postage prepaid mail. Such notice need not specify the business to be transacted at, nor the purpose of, the meeting. Any director may waive notice of any meeting by submitting a signed waiver of


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


notice with the Secretary, whether before or after the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

                  (b) Special meetings of any committee may be called at any time by such person or persons and with such notice as shall be specified for such committee by the Board of Directors, or in the absence of such specification, in the manner and with the notice required for special meetings of the Board of Directors.


         3.7 Action of Directors by Communications Equipment. One or more persons may participate in a meeting of directors, or of a committee thereof, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

         3.8 Quorum of and Action by Directors. A majority of the Board of Directors then in office shall be necessary at all meetings to constitute a quorum for the transaction of business and the acts of a majority of the directors present and voting at a meeting at which a quorum is present shall be the acts of the Board of Directors. Every director of the Corporation shall be entitled to one vote.

         3.9 Registering Dissent. A director who is present at a meeting of the Board of Directors or of a committee thereof, at which action on a corporate matter is taken on which the director is generally competent to act, shall be presumed to have assented to such action unless his dissent is entered in the minutes of the meeting, or unless he files his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or unless he delivers his dissent in writing to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

         3.10 Action by Directors Without a Meeting. Any action which may be taken at a meeting of the directors, or of a committee thereof, may be taken without a meeting if, prior or subsequent to the action, a consent or consents in writing, setting forth the action so taken or to be taken, is signed by all of the directors in office, or by all of the members of the committee, as the case may be, and filed with the Secretary of the Corporation. Such consent shall have the same effect as a unanimous vote.

         3.11 Compensation of Directors. The Board of Directors shall have the authority to fix the compensation of directors for their services as directors and a director may be a salaried officer of the Corporation.

         3.12     Nominations of Directors.


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


         (a) Nominations of candidates for election as directors at any annual meeting of shareholders may be made (1) by, or at the direction of, a majority of the Board of Directors or (2) by any shareholder entitled to vote at such annual meeting. Only persons nominated in accordance with the procedures set forth in this Section 3.12 shall be eligible for election as directors at an annual meeting. Ballots bearing the names of all the persons who have been nominated for election as directors at an annual meeting in accordance with the procedures set forth in this Section 3.12 shall be provided for use at the annual meeting.


         (b) Nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Section 3.12. To be timely, a shareholder's notice shall be delivered to, or mailed and received at, the principal executive offices of the Corporation not later than (x) 120 days prior to the anniversary date of the initial mailing of proxy materials or a notice of the meeting by the Corporation in connection with the immediately preceding annual meeting of shareholders of the Corporation or (y), with respect to the first annual meeting of shareholders of the Corporation, which is expected to be held in April 2004, notice must be provided by December 15, 2003. Such shareholder's notice shall set forth (1) the name, age, business address and residence address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (2) the principal occupation or employment of the shareholder submitting the notice and of each person being nominated; (3) the class and number of shares of the Corporation's stock which are Beneficially Owned (as defined in Section 3.12(d) hereof) by the shareholder submitting the notice, by any Person who is Acting in Concert with or who is an Affiliate or Associate of such shareholder (as such capitalized terms are defined in Section 3.12(d) hereof), by any Person who is a member of any group with such shareholder with respect to the Corporation stock or who is known by such shareholder to be supporting such nominee(s) on the date the notice is given to the Corporation, by each person being nominated, and by each Person who is in control of, is controlled by or is under common control with any of the foregoing Persons (if any of the foregoing Persons is a partnership, corporation, limited liability company, association or trust, information shall be provided regarding the name and address of, and the class and number of shares of Corporation stock which are Beneficially Owned by, each partner in such partnership, each director, executive officer and shareholder in such corporation, each member in such limited liability company or association, and each trustee and beneficiary of such trust, and in each case each Person controlling such entity and each partner, director, executive officer, shareholder, member or trustee of any entity which is ultimately in control of such partnership, corporation, limited liability company, association or trust);
(4) a representation that the shareholder is and will continue to be a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (5) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (6) such other information regarding the shareholder submitting the notice, each nominee proposed by such shareholder and any other Person covered by clause (3) of this paragraph as would be required to be included in a proxy


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


statement filed pursuant to the proxy rules of the Securities and Exchange Commission, whether or not the Corporation's common stock is registered under the Exchange Act; and (7) the consent of each nominee to serve as a director of the Corporation if so elected. At the request of the Board of Directors, any person nominated by, or at the direction of, the Board for election as a director at an annual meeting shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee.


         (c) The Board of Directors may reject any nomination by a shareholder not timely made in accordance with the requirements of this Section 3.12. If the Board of Directors, or a designated committee thereof or other authorized individual, determines that the information provided in a shareholder's notice does not satisfy the informational requirements of this Section 3.12 in any material respect, the Secretary of the Corporation or a duly authorized representative of the Corporation shall promptly notify such shareholder of the deficiency in the notice. The shareholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed five days from the date such deficiency notice is given to the shareholder, as the Board of Directors or such committee or other authorized individual shall reasonably determine. If the deficiency is not cured within such period, or if the Board of Directors or such committee or other authorized individual reasonably determines that the additional information provided by the shareholder, together with information previously provided, does not satisfy the requirements of this Section 3.12 in any material respect, then the Board of Directors may reject such shareholder's nomination. The Secretary of the Corporation or a duly authorized representative of the Corporation shall notify a shareholder in writing whether his nomination has been made in accordance with the time and informational requirements of this Section 3.12. Notwithstanding the procedures set forth in this paragraph, if neither the Board of Directors nor such committee or other authorized individual makes a determination as to the validity of any nominations by a shareholder, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether the nomination was made in accordance with the terms of this Section 3.12. If the presiding officer determines that a nomination was made in accordance with the terms of this Section 3.12, he shall so declare at the annual meeting and ballots shall be provided for use at the meeting with respect to such nominee. If the presiding officer determines that a nomination was not made in accordance with the terms of this Section 3.12, he shall so declare at the annual meeting and the defective nomination shall be disregarded.

         (d) For purposes of these Bylaws, the following capitalized terms shall have the meanings indicated:

                  (1) Acquire. The term "Acquire" includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise.

                  (2) Acting in Concert. The term "Acting in Concert" means (a) knowing participation in a joint activity or conscious parallel action towards a common goal whether or


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


not pursuant to an express agreement, or (b) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

                  (3) Affiliate. An "Affiliate" of, or a Person "affiliated with," a specified Person, means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

                  (4) Associate. The term "Associate" used to indicate a relationship with any Person means:


                           (i) Any corporation,  partnership,  limited liability
                  company or other organization (other than the Corporation or a Subsidiary of the Corporation), or any subsidiary or parent thereof, of which such Person is a director, officer, partner or member or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of equity securities;

                           (ii) Any trust or other  estate in which such  Person
                  has a 10% or greater beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, provided, however, such term shall not include any employee stock benefit plan of the Corporation or a Subsidiary of the Corporation in which such Person has a 10% or greater beneficial interest or serves as a trustee or in a similar fiduciary capacity;

                           (iii) Any  relative  or spouse of such Person (or any
                  relative of such spouse) who has the same home as such Person or who is a director or officer of the Corporation or a Subsidiary of the Corporation (or any subsidiary or parent thereof); or

                           (iv) Any  investment  company  registered  under  the
                  Investment Company Act of 1940 for which such Person or any Affiliate or Associate of such Person serves as investment advisor.

                  (5) Beneficial Owner (including Beneficially Owned). A Person shall be considered the "Beneficial Owner" of any shares of stock (whether or not owned of record):

                           (i) With respect to which such Person or any Affiliate or Associate of such Person directly or indirectly has or shares (A) voting power, including the power to vote or to direct the voting of such shares of stock, and/or (B) investment power, including the power to dispose of or to direct the disposition of such shares of stock;

                           (ii) Which such Person or any  Affiliate or Associate
                  of such Person has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, and/or (B) the right to vote pursuant to any agreement, arrangement or understanding (whether such right is exercisable immediately or only after the passage of time); or


                           (iii) Which are Beneficially Owned within the meaning
                  of (i) or (ii) of this Section 3.12(d)(5) by any other Person with which such first-mentioned Person or any of its Affiliates or Associates either (A) has any agreement, arrangement or understanding, written or oral, with respect to acquiring, holding, voting or disposing of any shares of stock of the Corporation or any Subsidiary of the Corporation or acquiring, holding or disposing of all or substantially all, or any Substantial Part, of the assets or business of the Corporation or a Subsidiary of the Corporation, or (B) is Acting in Concert. For the purpose only of determining whether a Person is the Beneficial Owner of a percentage specified in these Bylaws of the outstanding Voting Shares, such shares shall be deemed to include any Voting Shares which may be issuable pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants, options or otherwise and which are deemed to be Beneficially Owned by such Person pursuant to the foregoing provisions of this Section 3.12(d)(5) but shall not include any other Voting Shares which may be issuable in such manner.

                  (6) Person. The term "Person" shall mean any individual, partnership, corporation, limited liability company, association, trust, group or other entity. When two or more Persons act as a partnership, limited partnership, limited liability company, syndicate, association or other group for the purpose of acquiring, holding or disposing of shares of stock, such partnership, syndicate, associate or group shall be deemed a "Person."

                  (7) Substantial Part. The term "Substantial Part" as used with reference to the assets of the Corporation or of any Subsidiary means assets having a value of more than 10% of the total consolidated assets of the Corporation and its Subsidiaries as of the end of the Corporation's most recent fiscal year ending prior to the time the determination is being made.

                  (8) Subsidiary. "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Person in question.

                  (9) Voting Shares. "Voting Shares" shall mean shares of the Corporation entitled to vote generally in an election of directors.


                                   ARTICLE IV
                         EXECUTIVE AND OTHER COMMITTEES

         4.1      Executive Committee.


         (a) The Board of Directors may appoint from the Board of Directors an Executive Committee of not less than five members, and may delegate to such committee, except as otherwise provided by law or the Articles of Incorporation, the powers of the Board of Directors in the management of the business and affairs of the Corporation in the intervals between meetings of the Board of Directors in all cases in which specific directions shall not have been given by the Board, as well as the power to authorize the seal of the Corporation to be affixed to all papers which may require it, provided, however, that the Executive Committee shall not have the power or authority of the Board of Directors with respect to the following: the submission to shareholders of any action requiring approval of shareholders by law; the creation or filling of vacancies on the Board of Directors; the adoption, amendment or repeal of the Articles of Incorporation or these Bylaws; the amendment or repeal of any resolution of the Board of Directors that by its terms is amendable or repealable only by the Board of Directors; action on matters committed by these Bylaws or resolution of the Board of Directors to another committee of the Board of Directors; the declaration of dividends; and approval of a transaction in which any member of the Executive Committee, directly or indirectly, has any material beneficial interest.

         (b) Meetings of the Executive Committee shall be held at such times and places as the Chairman of the Executive Committee may determine. The Executive Committee, by a vote of a majority of its members, may appoint a Chairman and fix its rules of procedure, determine its manner of acting and specify what notice, if any, of meetings shall be given, except as otherwise set forth in these Bylaws or as the Board of Directors shall by resolution otherwise provide.

         (c) The Executive Committee shall keep minutes of all business transacted by it. All completed action by the Executive Committee shall be reported to the Board of Directors at its meeting next succeeding such action or at its meeting held in the month following the taking of such action, and shall be subject to revision or alteration by the Board of Directors.

         4.2 Audit Committee. The Board of Directors shall designate not less than three members of the Board of Directors who are not employed by the Corporation and who otherwise comply with the requirements of applicable law, regulation and listing requirements to constitute an Audit Committee, which shall receive and evaluate internal and independent auditor's reports, monitor the Corporation's adherence in accounting and financial reporting to generally accepted accounting principles and perform such other duties as may be delegated to it by the Board of Directors. Meetings of the Audit Committee shall be held at such times and places as the Chairman of the Audit Committee may determine. The Audit Committee, by a vote of a majority of its members, may fix its rules of procedure, determine its manner of acting and specify what notice, if any, of meetings shall be given, except as otherwise set forth in these Bylaws or as the Board of Directors shall by resolution otherwise provide.

         4.3 Other Committees. The Board may, by resolutions passed by a majority of the Board of Directors, designate members of the Board to constitute other committees, which shall in each case consist of one or more directors and shall have and may execute such powers as may be determined and specified in the respective resolutions appointing them. A majority of all the members of any such committee may fix its rules of procedure, determine its manner of acting and fix the time and place of its meetings and specify what notice thereof, if any, shall be given, except as otherwise set forth in these Bylaws or as the Board of Directors shall by resolution otherwise provide.

         4.4 Term. A majority of the Board of Directors shall have the power to change the membership of any committee of the Board of Directors at any time, to fill vacancies therein and to discharge any such committee or to remove any member thereof, either with or without cause, at any time.


                                    ARTICLE V
                                    OFFICERS

         5.1 Designations. The Board of Directors shall annually appoint a Chairman of the Board, a President, a Secretary, a Treasurer and such other officers as the Board of Directors may from time to time deem appropriate. The Board of Directors shall designate one officer as the Corporation's Chief Executive Officer (who shall also be the President) and may designate another officer as the Chief Operating Officer.

         5.2 Powers and Duties. The officers of the Corporation shall have such authority and perform such duties as are specified in these Bylaws and as the Board of Directors may from time to time authorize or determine. In the absence of action by the Board of Directors, the officers shall have such powers and duties as generally pertain to their respective offices.

         5.3 Chairman of the Board. The Chairman of the Board, who shall be chosen from among the directors, shall preside at all meetings of the Board of Directors. He shall supervise the carrying out of the policies adopted or approved by the Board of Directors.

         5.4 President. The President shall in the absence of the Chairman of the Board preside at all meetings of the Board of Directors and shareholders. The President shall have general executive powers and shall have and may exercise any and all other powers and duties pertaining by law, regulations or practice to the office of President, or imposed by these Bylaws.

         5.5 Secretary. The Secretary shall keep the minutes of the meetings of the shareholders and the Board of Directors and shall give notice of all such meetings as required in these Bylaws, the Corporation's Articles of Incorporation or by law. The Secretary shall have custody of such minutes, the seal of the Corporation and the stock certificate records of the Corporation, except to the extent some other person is authorized to have custody and possession thereof by a resolution of the Board of Directors.

         5.6 Treasurer. The Treasurer shall keep, or cause to be kept, the fiscal accounts of the Corporation, including an account of all monies received or disbursed.

         5.7 Term; Removal. Each officer of the Corporation shall hold office for a term of one year and until his successor has been selected and qualified or until his earlier death, resignation or removal. Any officer or agent of the Corporation may be removed at any time, with or without cause, by the Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

         5.8 Compensation. The officers of the Corporation shall receive such salary or compensation as may be determined by or under authority of the Board of Directors.


         5.9 Delegation. In the case of absence or inability to act of any officer of the Corporation and of any person herein authorized to act in his place, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer or any director or other person whom it may select.

         5.10 Vacancies. Vacancies in any office arising from any cause may be filled by the Board of Directors at any regular or special meeting of the Board.


                                   ARTICLE VI
                                 INDEMNIFICATION

         6.1 Persons Covered. Subject to, and in accordance with, the provisions of this Article VI, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, including actions by or in the right of the Corporation, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director, officer, employee, fiduciary, trustee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary, trustee, or agent of another corporation, partnership, joint venture, trust, or other enterprise.

         6.2      Derivative Actions.

         (a) In the case of a threatened, pending, or completed action or suit by or in the right of the Corporation against a person named in Section 6.1 by reason of such person holding a position named in Section 6.1, the Corporation shall indemnify such person if such person satisfies the standard in Section 6.2(b), for expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of the action or suit.

         (b) In the case of a threatened, pending, or completed action or suit by or in the right of the Corporation, a person named in Section 6.1 shall be indemnified only if:

                  (1) such person is successful on the merits or otherwise; or

                  (2) such person acted in good faith in the transaction that is the subject of the suit or action, and in a manner reasonably believed to be in, or not opposed to, the best interests of the Corporation. However, such person shall not be indemnified in respect of any claim, issue, or matter as to which such person has been adjudged liable to the Corporation unless (and only to the extent that) the court of common pleas or the court in which the suit was brought shall determine, upon application, that despite the adjudication of liability but in view of all the circumstances, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

         6.3      Third-Party Actions.

         (a) In case of a threatened, pending, or completed suit, action, or proceeding (whether civil, criminal, administrative, or investigative), other than a suit by or in the right of the Corporation, together hereafter referred to as a third-party action, against a person named in Section 6.1 by reason of such person holding a position named in Section 6.1, the Corporation shall indemnify such person if such person satisfies the standard in Section 6.3(b), for amounts actually and reasonably incurred by such person in connection with the defense or settlement of the third-party action, including, but not limited to (i) expenses (including attorneys' fees), (ii) amounts paid in settlement,
(iii) judgments, and (iv) fines.

         (b) In case of a third-party action, a person named in Section 6.1 shall be indemnified only if:

                  (1) such person is successful on the merits or otherwise; or

                  (2) such person acted in good faith in the transaction that is the subject of the third-party action and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe such person's conduct was unlawful. The termination of a third-party action by judgment, order, settlement, conviction, or upon a pleas of nolo contendere or its equivalent shall not, in itself, create a presumption that the person failed to satisfy the standard of this Section 6.3(b).

         6.4 Determination That Standard Has Been Met. A determination that the standard of either Section 6.2(b) or 6.3(b) has been satisfied may be made by a court, or, except as stated in the record sentence of Section 6.2(b), the determination may be made by:

                  (1) the Board of Directors by a majority vote of a quorum consisting of directors of the Corporation who were not parties to the action, suit, or proceeding;

                  (2) if such a quorum is not obtainable or if obtainable and a majority of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

                  (3) the shareholders of the Corporation.

         6.5 Proration. Anyone making a determination under Section 6.4 may determine that a person has met the standard as to some matters but not as to others, and may reasonably prorate amounts to be indemnified.


         6.6 Advancement of Expenses. Reasonable expenses incurred by a director, officer, employee, or agent of the Corporation in defending a civil or criminal action, suit, or proceeding described in Section 6.1 may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Corporation.

         6.7 Other Rights. The indemnification and advancement of expenses provided by or pursuant to this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any insurance or other agreement, vote of shareholders or directors, or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding an office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

         6.8 Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VI.

         6.9 Security Fund; Indemnity Agreements. By action of the Board of Directors (notwithstanding their interest in the transaction), the Corporation may create and fund a trust fund or fund of any nature, and may enter into agreements with its officers, directors, employees, and agents for the purpose of securing or insuring in any manner its obligation to indemnify or advance expenses provided for in this Article VI.

         6.10 Modification. The duties of the Corporation to indemnify and to advance expenses to any person as provided in this Article VI shall be in the nature of a contract between the Corporation and each such person, and no amendment or repeal of any provision of this Article VI, and no amendment or termination of any trust fund or other fund created pursuant to Section 6.9 hereof, shall alter to the detriment of such person the right of such person to the advancement of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment, repeal, or termination.

         6.11 Proceedings Initiated by Indemnified Persons. Notwithstanding any other provision in this Article VI, the Corporation shall not indemnify a director, officer, employee, or agent for any liability incurred in an action, suit, or proceeding initiated by (which shall not be deemed to include counter-claims or affirmative defenses) or participated in as an intervenor or amicus curiae by the person seeking indemnification unless such initiation of or participation in the action, suit, or proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors then in office.


         6.12 Savings Clause. If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee, and agent of the Corporation as to costs, charges, and expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the fullest extent permitted by applicable law.

         If the laws of the Commonwealth of Pennsylvania are amended to permit further indemnification of the directors, officers, employees, and agents of the Corporation, then the Corporation shall indemnify such persons to the fullest extent permitted by law. Any repeal or modification of this Article VI by the Board of Directors or the shareholders of the Corporation shall not adversely affect any right or protection of a director, officer, employee, or agent existing at the time of such repeal or modification.


                                   ARTICLE VII
                                  CAPITAL STOCK

         7.1 Certificates. Certificates of stock shall be issued in numerical order, and each shareholder shall be entitled to a certificate signed by the President or a Vice President, and the Secretary or the Treasurer, or in such other manner as the Corporation may determine, and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of such officers may be facsimiles if the certificate is manually signed on behalf of a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. If an officer who has signed or whose facsimile signature has been placed upon such certificate ceases to be an officer before the certificate is issued, it may be issued by the Corporation with the same effect as if the person were an officer on the date of issue. Each certificate of stock shall state:

                  (a) that the Corporation is incorporated under the laws of the Commonwealth of Pennsylvania;

                  (b) the name of the person to whom issued;

                  (c) the number and class of shares and the designation of the series, if any, which such certificate represents; and

                  (d)  the  par  value  of  each  share   represented   by  such
certificate, or a statement that such shares are without par value.

         7.2  Transfers.

                  (a) Transfers of stock shall be made only upon the stock transfer books of the Corporation, kept at the registered office of the Corporation or at its principal place of business, or at the office of its transfer agent or registrar, and before a new certificate is issued the old certificate shall be surrendered for cancellation. The Board of Directors may, by resolution, open a share register in any state of the United States, and may employ an agent or agents to keep such register, and to record transfers of shares therein.

                  (b) Shares of stock shall be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificate or an assignment separate from the certificate, or by a written power of attorney to sell, assign and transfer the same, signed by the holder of said certificate. Subject to the provisions of Section 7.4 hereof, no shares of stock shall be transferred on the books of the Corporation until the outstanding certificates therefor have been surrendered to the Corporation.

                  (c) Article IX of the Corporation's Articles of Incorporation imposes certain restrictions on offers and acquisitions of the Corporation's equity securities.

         7.3 Registered Owner. Registered shareholders shall be treated by the Corporation as the holders in fact of the stock standing in their respective names and the Corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided below or by the laws of the Commonwealth of Pennsylvania. The Board of Directors may adopt by resolution a procedure whereby a shareholder of the Corporation may certify in writing to the Corporation that all or a portion of the shares registered in the name of such shareholder are held for the account of a specified person or persons. The resolution shall set forth:

                  (a) The classification of shareholder who may certify;

                  (b) The purpose or purposes for which the certification may be made;

                  (c) The form of certification and information to be contained therein;

                  (d) If the certification is with respect to a record date, the time after the record date within which the certification must be received by the Corporation; and

                  (e) Such other provisions with respect to the procedure as are deemed necessary or desirable.

         Upon receipt by the Corporation of a certification complying with the above requirements, the persons specified in the certification shall be deemed, for the purpose or purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the shareholder making the certification.


         7.4 Mutilated, Lost or Destroyed Certificates. In case of any mutilation, loss or destruction of any certificate of stock, another may be issued in its place upon receipt of proof of such mutilation, loss or destruction. The Board of Directors may impose conditions on such issuance and may require the giving of a satisfactory bond or indemnity to the Corporation in such sum as they might determine, or establish such other procedures as they deem necessary.

         7.5 Fractional Shares or Scrip. The Corporation may (a) issue fractions of a share which shall entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the Corporation in the event of liquidation; (b) arrange for the disposition of fractional interests by those entitled thereto; (c) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such shares are determined; or (d) issue scrip in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip aggregating a full share.


                                  ARTICLE VIII
                            FISCAL YEAR; ANNUAL AUDIT

         The fiscal year of the Corporation shall end on the 31st day of December of each year. The Corporation shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the Board of Directors or the Audit Committee of the Board of Directors.

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                                   ARTICLE IX
                              DIVIDENDS AND FINANCE

         9.1 Dividends. Dividends may be declared by the Board of Directors and paid by the Corporation in accordance with the conditions and subject to the limitations imposed by the laws of the Commonwealth of Pennsylvania. The Board of Directors may declare dividends payable only to shareholders of record at the close of business on any business day not more than 90 days prior to the date on which the dividend is paid.

         9.2 Depositories. The monies of the Corporation shall be deposited in the name of the Corporation in such bank or banks or trust company or trust companies as the Board of Directors shall designate, and shall be drawn out only by check or other order for payment of money signed by such persons and in such manner as may be determined by resolution of the Board of Directors.


                                    ARTICLE X
                                     NOTICES


         10.1 Notice. Whenever written notice is required to be given to any person pursuant to these Bylaws, it may be given to the person either personally or by sending a copy thereof by first class or express mail, postage prepaid, or by electronic mail, telegram (with messenger service specified), telex or TWX (with answerback received) or courier service, charges prepaid, or by facsimile transmission, to his address (or to his telex, TWX or facsimile number), in the case of shareholders, appearing on the books of the Corporation or, in the case of directors, supplied by them to the Corporation for the purpose of notice or, in the case of the Corporation, at the address of its principal executive offices. If the notice is sent by mail, telegraph or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or courier service for delivery to that person or, in the case of, electronic mail, telex or TWX, when dispatched.

         10.2 Written Waiver of Notice. Whenever any written notice is required to be given under these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of the notice. Neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice of the meeting.

         10.3 Waiver of Notice by Attendance. Attendance of a person at any meeting shall constitute a waiver of notice of the meeting except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

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                                   ARTICLE XI
                                      SEAL

         The corporate seal of the Corporation shall be in such form and bear such inscription as may be adopted by resolution of the Board of Directors, or by usage of the officers on behalf of the Corporation.


                                   ARTICLE XII
                                BOOKS AND RECORDS

         The Corporation shall keep correct and complete books and records of account and shall keep minutes and proceedings of meetings of its shareholders and Board of Directors; and it shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each. Any books, records and minutes may be in written form or any other form capable of being converted into written form within a reasonable time.



                                  ARTICLE XIII
                                   AMENDMENTS

         The Bylaws may be altered, amended or repealed only as set forth in the Corporation's Articles of Incorporation, which are incorporated herein with the same effect as if they were set forth herein.


                                   ARTICLE XIV
                                  MISCELLANEOUS

         In these Bylaws, unless otherwise indicated, defined terms in singular shall include the plural as well as vice versa, and the masculine, feminine or neuter gender shall include all genders.

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